EXHIBIT 10.29

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT (this "Agreement") dated as of August 1, 2004 between NS8 Corporation, Inc. ("NS8" or the "Company"), a Delaware corporation, having offices at One Union Square, 601 Union Street, Suite 4200, Seattle, Washington 98101, USA, and Suite 700, 1311 Howe Street, Vancouver, British Columbia V6Z 2P3, Canada, and Mr. Peter Hogendoorn ("Hogendoorn" or the "Consultant"), an individual residing at 13288 Amble Greene Place, Surrey BC, V4A 6P5.

     WHEREAS, the Company desires to retain Consultant to render consulting and advisory services for the Company on the terms and conditions set forth in this Agreement, and Consultant desires to be retained by the Company on such terms and conditions.

     NOW, THEREFORE, in consideration of the premises, the mutual agreements herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

I.     Retention  of  Consultant;  Services  to  be  Performed

     The Company hereby retains Consultant to render such consulting services as the Company may request, including but not limited to shareholder communications, market and finance consultation, international finance correspondence and any other duties as might be assigned by the Board of Directors or the Chairman of the Board of Directors of the Company. Consultant hereby accepts such engagement and agrees to perform such services for the Company upon the terms and conditions set forth in this Agreement. Consultant shall report as appropriate to Anthony Aldo, Chairman of the Board of Directors of the Company.

     Consultant may be required at the Company's expense to render the consulting services at such locations within and outside the United States, Canada, and elsewhere as the Company may specify from time to time.

     In rendering services hereunder, Consultant shall be acting as an independent consultant and not as an employee or agent of the Company or any related entity. As an independent consultant, Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific. Nothing contained in this Agreement shall be construed or applied to create a partnership. Consultant will not be entitled to any of the benefits


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which  Company  may  make  available  to its employees, such as group insurance, profit sharing, or retirement benefits. Consultant shall be responsible for the payment of all taxes and social charges payable with respect to all amounts paid to Consultant under this Agreement; provided, however, that if the Company is determined to be liable for collection and/or remittance of any such taxes, Consultant shall immediately reimburse the Company for all such payments made by the Company. Consultant is free to enter into any contract to provide services to other business entities, except any contract which would induce Consultant to violate this Agreement.

II.     Term

     Unless terminated at an earlier date in accordance with Section IX, this Agreement shall commence as of the date first written above and shall continue for a continuous period of one year to August 1, 2005 (the "Term"). Consultant shall devote such time and attention as may be reasonably required to perform the services required by this Agreement, provided, however, Consultant shall provide to the Company in any calendar month a minimum of eighty (80) hours of consulting services.

III.     Compensation

     As compensation in full for Consultant's services hereunder, the Company shall pay to Consultant a consulting fee at the rate of $7,000.00 CAD per month. The consulting fee shall be payable to Consultant in arrears at the end of each calendar month during the Term.

     In the event that Consultant becomes physically or mentally disabled such that he is unable to adequately perform the services hereunder, the Company shall not be obligated for the payment of any further compensation hereunder until such disability has ceased and Consultant is able to resume his responsibilities and duties hereunder, even though this Agreement has not been terminated by the Company pursuant to Section IX(B).

     Consultant and Company acknowledge and affirm that Consultant has previously executed an Employment Agreement with NS8 Corporation, dated January 15, 2003 (attached hereto as Attachment A), and amended pursuant to the Amendment to Principal Employment Agreement, effective January 7, 2004 (attached


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hereto  as Attachment B) (together the "prior Agreement"). The parties agree and acknowledge that by entering into this Agreement, that prior Agreement is impliedly and explicitly deemed cancelled and void as of August 6, 2004 ("Date of Cancellation"), except as set forth in Sections 7, 8, 9, and 10 below, and that any sums which would have been due under that prior Agreement cease to accrue as of that Date of Cancellation. The parties also agree that any accrued sums due prior to the Date of Cancellation under those Agreements will be paid on a pro rata basis at the discretion of the Board of Directors as such funds become available.

IV.     Expenses

     The Company shall reimburse Consultant in accordance with the policies and procedures that the Company establishes from time to time for all reasonable and necessary out-of-pocket expenses that Consultant incurs in performing the services hereunder, including, without limitation, pre-approved reasonable business travel expenses incurred by Consultant.

V.     INDEMNIFICATION

     Consultant will indemnify and hold harmless the Company, its officers, directors, employees, sublicensees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys' fees and court costs) which result from a breach or alleged breach of any representation or warranty of Consultant (a "Claim"), provided that Company gives Consultant written notice of any such Claim and Consultant has the right to participate in the defense of any such Claim at his expense. From the date of written notice from Company to Consultant of any such Claim, Company shall have the right to withhold from any payments due Consultant under this Agreement the amount of any defense costs, plus additional reasonable amounts as security for Consultant's obligations under this Section V.

VI.     Ownership  of  Intellectual  Property

     A.  Notification  and  Disclosure

     Consultant shall promptly notify the Company in writing of the existence and nature of, and shall promptly and fully disclose to the Company, any and all ideas, designs, practices, processes, apparatus, improvements and inventions


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(all  of  which are hereinafter referred to as "inventions") that Consultant has conceived or first actually reduced to practice and/or may conceive or first actually reduce to practice during the Term or which Consultant may conceive or reduce to practice within six months after the Term, if such inventions relate to a product or process upon which Consultant worked during the Term.

     B.  Ownership  of  Inventions

     All such inventions shall be the sole and exclusive property of the Company or its nominee during the Term and thereafter, and Consultant hereby assigns to the Company all its right, title and interest in and to any and all such inventions.

     Whenever the Company so requests, Consultant shall execute and assign any and all applications, assignments and other instruments that the Company shall deem necessary or convenient in order to apply for and obtain Letters Patent of the United States and/or of any foreign countries for such inventions and in order to assign and convey to the Company or its nominee the sole and exclusive right, title and interest in and to all such inventions.

     Consultant shall aid and assist the Company in any interference or litigation pertaining to such inventions, and the Company shall bear all expenses reasonably incurred by Consultant at the request of the Company. In this connection, if any such aid or assistance requires any expenditure of Consultant's time after the Term, Consultant shall be entitled to compensation for the time requested by the Company at a rate equal to the pro rata rate at which Consultant was being paid for a normal pay period immediately prior to the end of the Term.

     C.  Limitation

     Sections VI(A) and (B) shall not apply to any invention meeting the following conditions:

               a) such invention was made without the use of any of the equipment, supplies, facility or trade secret information of the Company or its affiliates;


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               b)   such  invention does not relate (a) directly to the business of the Company or its affiliates (b) to the Company's or such affiliates' actual or demonstrably anticipated research or development; and

               c) such invention does not result from any service performed by Consultant for the Company or its affiliates.

     D.  Copyrightable  Material

     All right, title, and interest in all copyrightable material which Consultant shall conceive or originate, either individually or jointly with others, and which arise out of the performance of this Agreement, will be the property of the Company and are hereby assigned to the Company along with ownership of any and all copyrights in the copyrightable material. Consultant agrees to execute all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by Consultant for the Company in performing the services hereunder shall be considered "works made for hire" as defined in the U.S. Copyright Act.

     E.  Survival

     This  Section  VI  shall  survive  the  Term.

VII. Protection of Trade Secrets, Know-How and/or Other Confidential Information of the Company

     A.  Confidential  Information

     Except as permitted or directed by the Chairman of the Board of Directors of the Company, during the Term or at any time thereafter, Consultant shall not divulge, furnish or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret knowledge or information of the Company that Consultant has acquired or become acquainted with or will acquire or become acquainted with during the Term or during engagement by any affiliated company prior to the Term, whether developed


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by Consultant or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, products or future products, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or its affiliates, any customer or supplier lists of the Company or its affiliates, any confidential or secret development or research work of the Company or its affiliates, or any other confidential information or secret aspects of the business of the Company or its affiliates. Consultant acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company acquired at great time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrongful and would cause irreparable harm to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Consultant.

     B.  Know-How  and  Trade  Secrets

     All know-how and trade secret information conceived or originated by Consultant, which arises out of the performance of the services hereunder, or any related material or information shall be the property of the Company, and all rights therein are hereby assigned to the Company.

     C.  Return  of  Records

     Upon termination of this Agreement, Consultant shall deliver to the Company all property that is in his possession and that is the Company's property or relates to the Company's business, including, but not limited to records, notes, data, memoranda, software, electronic information, models, equipment, and any copies of the same. Consultant shall permanently delete all of his electronic data containing such property.


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VIII.     Covenants

     A.  Non-Competition

     Consultants agrees that during the Term hereof and for a period of 24 months subsequent to any termination of this Agreement for any reason prior to expiration of the full Term, Consultant will not directly or indirectly, whether as a shareholder, partner, proprietor, employee, representative, consultant or otherwise, serve or become or be interested in, any person or entity whatsoever that is engaged in, and will not engage in for Consultant's own account, any business, trade or occupation (i) that, produces, develops, sells and/or markets anywhere in the United States or Canada, any product or service in competition with any product or service offered or under research or development by the Company or its affiliates at any time during the Term, or (ii) that plans or intends to undertake, or is investigating the feasibility of undertaking, such production, development, selling or marketing of any such product or service.

     B.  Non-Employment  of  Personnel

     Consulting agrees that during the Term and for a period of 24 months subsequent to any termination of this Agreement for any reason prior to expiration of the full Term, Consultant will not, except upon the express prior written consent of Company, directly or indirectly employ or seek or attempt to employ in any capacity (whether as a full or part time employee or as a consultant or contractor) any person who is or was an employee of Company or any affiliated Company at any time during the period of this Agreement.

     C.  Enforcement

     The harm to Company from a breach of Consultant's obligations under Paragraphs A and B above may be difficult to determine and may be wholly or partially irreparable. Consultant agrees that such obligations may be enforced by injunctive relief and other appropriate remedies, as well as by damages.


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IX.     Termination

     A.  For  Cause.

     The Company will have the right to immediately terminate Consultant's services and this Agreement for Cause. "Cause" means: any breach of this Agreement by Consultant, including, without limitation, breach of Employee's covenants in Sections VI, VII, and VIII; any failure to perform assigned responsibilities that continues unremedied for a period of thirty (30) days after written notice to Consultant by Company; conviction of a felony or misdemeanor or failure to contest prosecution for a felony or misdemeanor; the Company's reasonable belief that Consultant engaged in a violation of any statute, rule, regulation, or Company policy, any of which in the judgment of Company is harmful to the Business or to Company's reputation; the Company's reasonable belief that Consultant engaged in unethical practices, dishonesty or disloyalty; or Company's failure to obtain or lack of funding sufficient to support Consultant's position. Upon termination of Consultant's employment hereunder for Cause or upon the death or disability of Consultant, Consultant will have no rights to any fees or payments after the termination date or the last day of the month in which Consultant's death or disability occurred. For purposes of this Agreement, "disability" means the incapacity or inability of Consultant, whether due to accident, sickness or otherwise, as determined by a medical doctor acceptable to the Board of Directors of Company and confirmed in writing by such doctor, to perform the essential functions of Consultant's position under this Agreement, for an aggregate of ninety (90) days during any period of one hundred eighty (180) consecutive days.

     B.  Without  Cause.

     Company may terminate its relationship with Consultant under this Agreement without cause and without advance notice; provided, however, that Company will
                                            --------  -------
then provide to Consultant payment of any fees remaining due for fulfillment of the Term. Such fees will be paid in installments at usual and customary pay intervals of Company, and in payments equal to Consultant's regular installments.

     C.  Termination  By  Consultant.

     Consultant may terminate Consultant's relationship under this Agreement for any reason provided that Consultant gives Company at least thirty (30) days' notice in writing. Company may, at its option, accelerate such termination date


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to  any  date at least two weeks after Consultant's notice of termination of the
Agreement. Company may also, at its option, relieve Consultant of all duties after notice of termination has been provided. All compensation will cease on the termination date.

     D.  Termination  By  Consultant  for  Good  Reason.

     Consultant's relationship employment pursuant to this Agreement shall terminate prior to the expiration of the Term in the event Consultant shall determine that there is "Good Reason" to terminate his relationship, due to the Company's material breach of the terms of this Agreement or any other written agreement between Company and Consultant. Company shall have thirty (30) days to cure any such alleged breach, after Consultant provides Company written notice of the actions or omissions constituting such breach. Further, Consultant can at any time provide written consent to any of the above events or occurrences and therefore specifically waive his right to terminate this Agreement for Good Reason.

     E.  Effect  of  Termination.

     If Consultant terminates his relationship with the Company for Good Reason, Consultant shall be paid any remaining fees through the date of termination, and for any unreimbursed business expenses that are subject to reimbursement pursuant to this Agreement.

X.     Miscellaneous

     A.  Entire  Agreement

     This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof; however, Consultant acknowledges and affirms that he has previously executed an Employment Agreement with NS8 Corporation, dated January 15, 2003 (attached hereto as Attachment A), and amended pursuant to the Amendment to Principal Employment Agreement, effective January 7, 2004 (attached hereto as Attachment B) (together the "prior Agreement"), and that the terms and conditions of said prior Agreement that survive the employment relationship are not affected by, but are supplemented by, this Consulting Agreement, expressly including without limitation the Covenant Not To Compete, Confidential
Information,  Work  Product  and  Copyrights,  Inventions and Patents provisions


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thereof.  The  parties  further  acknowledge  that  Consultant  has  previously executed a Principal Employment Agreement with Canonline Global Media, Inc., a subsidiary of NS8 Corporation, dated January 15, 2003, and that the terms and conditions of that Agreement specifically survive execution of this present Agreement.

     B.  Severability

     Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule, the validity, legality and enforceability of the other provision of this Agreement will not be affected or impaired thereby.

     C.  Successors  and  Assigns

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (D), successors and assigns.

     D.  Assignment

     This Agreement and the rights and obligations of the parties hereunder shall not be assignable, in whole or in part, by either party without the prior written consent of the other party.

     E.  Modification,  Amendment,  Waiver  or  Termination

     No provision of this Agreement may be modified, amended, waived or terminated except by an instrument in writing signed by the parties to this Agreement. No course of dealing between the parties will modify, amend, waive or terminate any provision of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     F.  Notices

     All notices, consents, requests, instructions, approvals or other communications provided for herein shall be in writing and delivered by personal delivery, overnight courier, mail, electronic facsimile or e-mail addressed to the receiving party at the address set forth hereinabove. All such


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communications  shall  be  effective  when  received.
Need  address  of  where  to  send  notices

     Any party may change the address set forth above by notice to each other party given as provided herein.

     G.  Governing  Law

     ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, USA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF AND THE PARTIES HEREBY EXPRESSLY WAIVE THE APPLICATION OF ANY OTHER LAW.

     H.  Third-Party  Benefit

     Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities of any nature whatsoever.

     I.  No  Waiver

     No delay on the part of the Company in exercising any right hereunder shall operate as a waiver of such right. No waiver, express or implied, by the Company of any right or any breach by Consultant shall constitute a waiver of any other right or breach by Consultant.

     J.  Jurisdiction  and  Venue

     The parties submit to the non-exclusive jurisdiction of and venue in the United States District Court for the District of Western Washington or the Courts of King County, Washington, USA.


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     K.  Remedies

     The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in its discretion, apply to any court of law or equity of competent jurisdiction for specific performance and injunctive relief in order to enforce or prevent any violations this Agreement, and any party against whom such proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law and agrees not to raise the defense that the other party has an adequate remedy at law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first Section.

                                                           NS8 CORPORATION, INC.

                                                           By:
                                                                ----------------
                                                           Name:
                                                           Title:

                                                           /s/ PETER HOGENDOORN
                                                           ---------------------
                                                           PETER HOGENDOORN


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                        AMENDMENT TO CONSULTING AGREEMENT

     THIS AMENDMENT TO CONSULTING AGREEMENT ("Amendment"), effective February 1, 2005 ("Effective Date"), is made between NS8 Corporation, a Delaware corporation ("Company"), and Peter Hogendoorn ("Consultant") (together referred to herein as the "Parties").

     WHEREAS the Parties acknowledge and affirm that Consultant has previously executed a Consulting Agreement with the Company, dated November 1, 2004 (attached hereto as Attachment A) (the "Prior Agreement").

     AND WHEREAS the Parties acknowledge and affirm that the Consultant previously held the positions of Chief Executive Officer and Director on the Board of Directors and in such positions, was privy to confidential information of the Company.

     NOW THEREFORE in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the Parties agree to amend Section VIII of the Prior Agreement as follows:

A. Section VIII of the Prior Agreement is hereby amended by adding the following as Section VIII:

     "VIII.     COVENANTS.  During  the  term  of the Consultant's engagement by the Company pursuant to this Consulting Agreement, Consultant covenants and agrees that Consultant:"

B. Section VIII of the Prior Agreement is hereby amended by deleting Paragraph A of Section VIII in its entirety and replacing it with the following as Paragraph A of Section VIII:

     A.     Non-Competition

     "A(i). Will not, directly, indirectly or otherwise, own, manage, operate, control, be employed by, participate in, or be connected, in any manner, with the ownership, management, operation or control of any business that competes with the Business or that competes with the Company or any of its affiliates or that is engaged in any type of business which, at any time during Consultant's engagement as a consultant to the Company or during his employment with the Company or any of its affiliates, the Company planned to develop.

     A(ii). Will not, directly, indirectly or otherwise, serve as a consultant to any business that competes with the Business or that competes with the Company or any of its affiliates or that is engaged in any type of


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          business  which,  at  any  time  during  Consultant's  engagement as a consultant to the Company or during his employment with the Company or any of its affiliates, the Company planned to develop.

     A(iii). Notwithstanding the foregoing, upon termination of Consultant's employment by the Company, Consultant may serve as a consultant to any business that competes with the Business or that competes with the Company or any of its affiliates or that is engaged in any type of business which, at any time during Consultant's engagement as a consultant to the Company or during his employment with the Company or any of its affiliates, the Company planned to develop."

     All of the terms, provisos and conditions of this Addendum are hereby incorporated into the Prior Agreement by reference and shall form a part thereof for all purposes.

IN WITNESS WHEREOF, the Parties have duly signed and delivered this Addendum as of the day and year first written above.


NS8  CORPORATION


By:  _____________________________
     Name:
     Title:


CONSULTANT

/s/ Peter  Hogendoorn
------------------------
Name:  Peter  Hogendoorn


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